Movie Gallery, Inc.
                         Pro Forma Financial Information
                Pro Forma Combined Condensed Financial Statements
Years ended December 31, 1993, 1994, and 1995 and six months ended June 30, 1996


On July 1, 1996, Movie Gallery, Inc. (the Company) acquired Home Vision Entertainment, Inc. (Home Vision) and Hollywood Video, Inc. (Hollywood Video) in separate transactions both accounted for as a pooling of interests. The Company issued approximately 731,000 shares of its common stock to Home Vision shareholders upon consummation of the merger. In addition, the Company has issued warrants for approximately 100,000 shares of the Company's stock to a Home Vision vendor pursuant to the terms of a securities purchase agreement between the vendor and Home Vision. The Company issued approximately 38,000 shares of its common stock to Hollywood Video shareholders upon consummation of the merger. The actual shares issued in both transactions are subject to adjustment based on the amount of assumed liabilities and available cash at closing. Home Vision operates 55 video specialty stores in Maine, New Hampshire and Massachusetts. Hollywood Video operates 43 video specialty stores in Iowa, Wisconsin and Illinois.

The unaudited pro forma combined condensed balance sheet as of June 30, 1996 reflects the acquisitions of Home Vision and Hollywood Video as if those transactions had been consummated on June 30, 1996.

The unaudited pro forma combined condensed statements of income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 reflect the acquisitions of Home Vision and Hollywood Video as if those transactions had been consummated on January 1, 1993.

In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma financial statements have been made. These unaudited pro forma financial statements are not necessarily indicative of the actual results of operations had both acquisitions occurred as of January 1, 1993 nor do they purport to indicate the results of future operations of the Company. These unaudited pro forma financial statements should be read in connection with the accompanying notes, the accompanying historical financial statements and notes thereto of Home Vision Entertainment, Inc. and the historical financial statements and notes thereto of Movie Gallery, Inc., included in its Form 10-K for the year ended December 31, 1995 and its Form 10-Q for the six months ended June 30, 1996 both filed with the Securities and Exchange Commission.




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


             Pro Forma Combined Condensed Balance Sheet (Unaudited)
                               As of June 30, 1996
                                 (in thousands)

                                                           Home Vision
                                              Movie       Entertainment,  Hollywood      Pro Forma
                                          Gallery, Inc.        Inc.       Video, Inc.   Adjustments   Pro Forma
                                          -------------   -------------   -----------   -----------   ---------
Assets
Current assets:
  Cash and cash equivalents               $      6,405    $        171    $       17    $        -    $  6,593
  Recoverable income tax                         1,340               -             -             -       1,340
  Merchandise inventory                          9,171             679           265             -      10,115
  Accounts receivable                            1,634             152             -             -       1,786
  Prepaid expenses and other                     2,586             499            49             -       3,134
                                          -------------   -------------   -----------   -----------   ---------
Total current assets                            21,136           1,501           331             -      22,968


Videocassette rental inventory, net             71,285           6,536         3,571             -      81,392
Property, furnishing and equipment, net         41,598           2,956         4,318             -      48,872
Deferred charges, net                           11,691             294             -             -      11,985
Excess of cost over net assets acquired         84,592           5,808             -             -      90,400
Deposits and other assets                        1,358             328            37             -       1,723
                                          -------------   -------------   -----------   -----------   ---------
Total assets                              $    231,660    $     17,423    $    8,257    $        -    $257,340
                                          =============   =============   ===========   ===========   =========


Liabilities and stockholders' equity
Current liabilities:
  Note payable                            $     42,500    $        100    $        -    $        -    $ 42,600
  Accounts payable                              16,554           4,836         2,473             -      23,863
  Accrued liabilities                            4,526           1,138           459             -       6,123
  Current portion of long-term debt              5,316           1,478           228             -       7,022
                                          -------------   -------------   -----------   -----------   ---------
Total current liabilities                       68,896           7,552         3,160             -      79,608

Long-term debt                                   1,408           7,447         8,861             -      17,716
Deferred income taxes                           12,623               -             -          (250)(c)  12,373


Stockholders' equity
  Preferred stock                                    -               -             -             -           -
  Common stock                                      13           4,159             -        (4,159)(a)      13
  Additional paid-in capital                   126,718             833           104         1,591 (a) 125,378
                                                                                            (3,868)(b)
  Retained earnings                             22,002          (2,568)       (3,868)        2,568 (a)  22,252
                                                                                             3,868 (b)
                                                                                               250 (c)
                                          -------------   -------------   -----------   -----------   ---------
Total stockholders' equity                     148,733           2,424        (3,764)          250     147,643
                                          -------------   -------------   -----------   -----------   ---------
Total liabilities and stockholders'
  equity                                  $    231,660    $     17,423    $    8,257    $        -    $257,340
                                          =============   =============   ===========   ===========   =========


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

                               Movie Gallery, Inc.
         Notes to Pro Forma Combined Condensed Balance Sheet (Unaudited)
                                  June 30, 1996

(a) To reflect the issuance of approximately 731,000 shares of the Company's common stock to effect the acquisition of Home Vision as a pooling of interests.

(b) To reflect the issuance of approximately 38,000 shares of the Company's common stock to effect the acquisition of Hollywood Video as a pooling of interests.

(c) To adjust deferred tax liabilities as if Hollywood Video had been a C corporation.



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

          Pro Forma Combined Condensed Statement of Income (Unaudited)
                      (in thousands, except per share data)
                          Year ended December 31, 1993

                                                           Home Vision     Hollywood
                                          Movie Gallery,  Entertainment,     Video,
                                           Inc. (a)(b)     Inc. (c)(d)      Inc. (c)    Pro Forma
                                          -------------   -------------   -----------   ---------
Revenues:
   Rentals                                $     15,769    $      6,143    $    2,902    $ 24,814
   Product sales                                   754             942           304       2,000
                                          -------------   -------------   -----------   ---------
                                                16,523           7,085         3,206      26,814

Operating costs and expenses:
   Store operating expenses                      8,351           3,510         1,945      13,806
   Amortization of videocassette
    rental inventory                             3,269           1,438           837       5,544
   Amortization of intangibles                     162              18             -         180
   Cost of sales                                   629             625           291       1,545
   General and administrative                    1,568           1,091           250       2,909
                                          -------------   -------------   -----------   ---------
Operating income (loss)                          2,544             403          (117)      2,830
Interest expense, net                             (211)           (113)         (186)       (510)
                                          -------------   -------------   -----------   ---------
Income (loss) before income taxes                2,333             290          (303)      2,320
Income tax expense (benefit)                       868             116          (115)        869
                                          -------------   -------------   -----------   ---------
Net income (loss)                         $      1,465    $        174    $     (188)      1,451
                                          =============   =============   ===========   =========
Net income per share                      $       0.25                                  $   0.22
                                          =============                                 =========

Shares used in computing net
  income per share (f)                           5,947             731            38       6,716
                                          =============   =============   ===========   =========

          Pro Forma Combined Condensed Statements of Income (Unaudited)
                      (in thousands, except per share data)
                          Year ended December 31, 1994

                                                           Home Vision     Hollywood
                                          Movie Gallery,  Entertainment,     Video,
                                             Inc. (b)      Inc. (c)(d)      Inc. (c)    Pro Forma
                                          -------------   -------------   -----------   ---------
Revenues:
   Rentals                                $     34,839    $      8,167    $    4,776      47,782
   Product sales                                 3,804           1,131           506       5,441
                                          -------------   -------------   -----------   ---------
                                                38,643           9,298         5,282      53,223

Operating costs and expenses:
   Store operating expenses                     17,146           3,681         3,292      24,119
   Amortization of videocassette
    rental inventory                             6,702           2,255         1,306      10,263
   Amortization of intangibles                     570              26             -         596
   Cost of sales                                 2,742             807           469       4,018
   General and administrative                    3,343           1,836           419       5,598
                                          -------------   -------------   -----------   ---------
Operating income (loss)                          8,140             693          (204)      8,629
Interest expense, net                              (54)           (148)         (285)       (487)
                                          -------------   -------------   -----------   ---------
Income (loss) before income taxes                8,086             545          (489)      8,142
Income tax expense (benefit)                     2,951             218          (186)      2,983
                                          -------------   -------------   -----------   ---------
Net income (loss)                         $      5,135    $        327    $     (303)   $  5,159
                                          =============   =============   ===========   =========
Net income per share                      $       0.70                                  $   0.63
                                          =============                                 =========

Shares used in computing net
  income per share (f)                           7,383             731            38       8,152
                                          =============   =============   ===========   =========

          Pro Forma Combined Condensed Statement of Income (Unaudited)
                      (in thousands, except per share data)
                          Year ended December 31, 1995

                                                           Home Vision     Hollywood
                                              Movie       Entertainment,     Video,
                                          Gallery, Inc.    Inc. (d)(e)      Inc. (c)    Pro Forma
                                          -------------   -------------   -----------   ---------

Revenues:
   Rentals                                $    108,215    $     14,783    $    7,355    $130,353
   Product sales                                14,928           3,241           679      18,848
                                          -------------   -------------   -----------   ---------
                                               123,143          18,024         8,034     149,201

Operating costs and expenses:
   Store operating expenses                     54,238           8,032         5,488      67,758
   Amortization of videocassette
    rental inventory                            22,487           4,053         2,562      29,102
   Amortization of intangibles                   3,158             222             -       3,380
   Cost of sales                                 9,801           2,221           578      12,600
   General and administrative                   10,173           2,796           557      13,526
                                          -------------   -------------   -----------   ---------
Operating income (loss)                         23,286             700        (1,151)     22,835
Interest expense, net                             (414)           (560)         (554)     (1,528)
                                          -------------   -------------   -----------   ---------
Income (loss) before income taxes               22,872             140        (1,705)     21,307
Income tax expense (benefit)                     8,386             107          (648)      7,845
                                          -------------   -------------   -----------   ---------
Net income (loss)                         $     14,486    $         33    $   (1,057)   $ 13,462
                                          =============   =============   ===========   =========
Net income per share                      $       1.27                                  $   1.11
                                          =============                                 =========

Shares used in computing net
  income per share (f)                          11,385             731            38      12,154
                                          =============   =============   ===========   =========

         Pro Forma Combined Condensed Statements of Income (Unaudited)
                      (in thousands, except per share data)
                         Six months ended June 30, 1996

                                                            Home Vision     Hollywood
                                              Movie       Entertainment,     Video,
                                          Gallery, Inc.      Inc. (d)       Inc. (c)    Pro Forma
                                          -------------   -------------   -----------   ---------

Revenues:
   Rentals                                $     92,339    $      9,328    $    4,963    $106,630
   Product sales                                13,968           1,863           344      16,175
                                          -------------   -------------   -----------   ---------
                                               106,307          11,191         5,307     122,805

Operating costs and expenses:
   Store operating expenses                     50,566           6,011         3,592      60,169
   Amortization of videocassette
    rental inventory                            29,788           1,494         1,720      33,002
   Amortization of intangibles                   3,147             205             -       3,352
   Cost of sales                                 8,379           1,153           284       9,816
   General and administrative                    7,765           1,993           334      10,092
                                          -------------   -------------   -----------   ---------
Operating income (loss)                          6,662             335          (623)      6,374
Interest expense, net                           (1,647)           (491)         (363)     (2,501)
                                          -------------   -------------   -----------   ---------
Income (loss) before income taxes                5,015            (156)         (986)      3,873
Income tax expense (benefit)                     1,909             (58)         (375)      1,476
                                          -------------   -------------   -----------   ---------
Net income (loss)                         $      3,106    $        (98)   $     (611)      2,397
                                          =============   =============   ===========   =========
Net income per share                      $       0.25                                  $   0.18
                                          =============                                 =========

Shares used in computing net
  income per share (f)                          12,519             731            38      13,288
                                          =============   =============   ===========   =========


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

                               Movie Gallery, Inc.
     Notes to Pro Forma Combined Condensed Statements of Income (Unaudited) Years ended December 31, 1993, 1994, and 1995 and six months ended June 30, 1996

(a) The Company's historical statement of income for the year ended December 31, 1993 consists of the combined statements for the three months ended March 31, 1993 (unaudited) and the nine months ended December 31, 1993 (audited).

(b) Includes pro forma adjustments for the change in compensation levels arising from the employment agreements with stockholders which became effective as of the completion of the Company's initial public offering on August 2, 1994. Also includes pro forma adjustments to reflect income taxes which would have been recorded if the Company had been a C corporation.

(c) Includes pro forma adjustments to reflect income taxes as if the Company had been a C corporation.

(d) Home Vision's fiscal year end is September 30. Home Vision's statements of operations for the years ended September 30, 1993, 1994 and 1995 are combined with statements of income for the Company and Hollywood Video for the years ended December 31, 1993, 1994 and 1995, respectively. In order to conform with the Company's fiscal year end, Home Vision's net loss of $2,082,000 for the quarter ended December 31, 1995 is reflected in the retained earnings balance of Home Vision at June 30, 1996.

(e) Excludes a $400,000 charge to earnings which resulted from the conversion of Home Vision from an S corporation to a C corporation and reflects the tax provision arising from the cumulative temporary differences between financial reporting and tax reporting.

(f) Pro forma earnings per share are based on the weighted average number of shares outstanding for the period adjusted for the applicable exchange ratio.